Exhibit 99(ii)

FORM OF PROXY
TAYCO DEVELOPMENTS, INC.
100 TAYLOR DRIVE, NORTH TONAWANDA, NY 14120
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ______________, 2008 AT 11:00 A.M.
__________________________________________________, NEW YORK

The undersigned hereby appoints _________________ and _____________________, and each of them, with full power of substitution as proxies for the undersigned to attend the Special Meeting of Shareholders of TAYCO DEVELOPMENTS, INC. to be held at ______________________________________________________, New York at 11:00 A.M. on __________, 2008, and at any adjournment thereof, to vote and act with respect to all Common Shares of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

                The Board of Directors recommends that you vote FOR:

1.                Approval of the Agreement and Plan of Merger dated as of November 30, 2007 between Tayco Developments, Inc. ("Tayco") and Taylor Devices, Inc. ("Taylor") pursuant to which each outstanding share of common stock, par value $0.05, of Tayco (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with New York law) shall be converted into the right to receive one share of common stock, par value $0.025, of Taylor.
[  ]           FOR approval
[  ]           AGAINST approval
[  ]           ABSTAIN

2.             In their discretion, the proxies are authorized to vote on any other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the nominee described in Item 1 and in the discretion of the proxies on such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

Receipt of the Notice of Special Meeting of Shareholders and accompanying joint proxy statement/prospectus is hereby acknowledged.

[ ]	Please check this box if you plan to attend the Annual Meeting.	DATED: ________________, 2008

Please sign exactly as your name appears on this proxy.  Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title.  Corporate proxies should be signed by an authorized officer.  PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.